UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2009

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797
(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

382 Rights Agreement and Rights Plan

On July 23, 2009, subject to conditions satisfied on July 27, 2009, the Board of Directors (the “Board”) of Solutia Inc. (the “Company”) adopted a rights plan intended to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company and its subsidiaries (the “Tax Benefits”).  If the Company experiences an “ownership change,” as defined in Section 382 of Code, the Company’s ability to fully utilize the Tax Benefits on an annual basis will be substantially limited, and the timing of the usage of the Tax Benefits and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets.  The rights plan is intended to act as a deterrent to any person or group acquiring 4.99% or more of the outstanding common stock, par value $0.01 per share, of the Company (the “Common Stock”) without the approval of the Board.  The description and terms of the Rights (as defined below) applicable to the rights plan are set forth in the 382 Rights Agreement, dated as of July 27, 2009 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent.

The Rights.  As part of the Rights Agreement, the Board authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of our Common Stock, to stockholders of record at the close of business on July 28, 2009.  Each Right entitles the holder to purchase from the Company a unit consisting of one ten-thousandth of a share (a “Unit”) of Series A Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a purchase price of $45.00 per Unit, subject to adjustment (the “Purchase Price”).  Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including the right to vote or to receive dividends in respect of Rights.

Acquiring Person; Exempt Persons; Exempt Transactions.  Under the Rights Agreement, an “Acquiring Person” is any person or group of affiliated or associated persons who is or becomes the beneficially owner of 4.99% or more of the shares of Common Stock outstanding other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders.  Beneficial ownership is determined as provided in the Rights Agreement and generally includes, without limitation, any ownership of securities a Person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder.  The Rights Agreement provides that the following shall not be deemed an Acquiring Person for purposes of the Rights Agreement: (i) the Company or any subsidiary of the Company and any employee benefit plan of the Company, or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; or (ii) any person that, as of July 27, 2009, is the beneficial owner of 4.99% or more of the shares of Common Stock outstanding (such person, an “Existing Holder”) unless and until such Existing Holder acquires beneficial ownership of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) and after such acquisition is the beneficial owner of 4.99% or more of the then outstanding shares of Common Stock.

The Rights Agreement provides that a Person shall not become an Acquiring Person for purpose of the Rights Agreement in a transaction that the Board determines, in its sole discretion, is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the beneficial ownership of shares of Common Stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company.

Exercise of Rights; Distribution of Rights.  Initially, the Rights will not be exercisable and will be attached to all Common Stock representing shares then outstanding, and no separate Rights certificates will be distributed.  Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 10 business days (or such later date as the Board shall determine) following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer, exchange offer or other transaction that, upon consummation thereof, would result in a person or group of affiliated or associated persons becoming an Acquiring Person.

Until the Distribution Date, Common Stock held in book-entry form or, in the case of certificated shares, Common Stock certificates will evidence the Rights and will contain a notation to that effect.  Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights.  After the Distribution Date, the Rights may be transferred on the books and records of the Rights Agent as provided in the Rights Agreement.

If on or after the Distribution Date, a person or group of persons is or becomes an Acquiring Person, each holder of a Right, other than certain Rights including those beneficially owned by the Acquiring Person (which will have become void), will have the right to receive upon exercise Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price.

In the event that, at any time following the first date of public announcement that a person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person (any such date, the “Stock Acquisition Date”), (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) other than pursuant to a pro rata dividend and/or distribution to all of the then current holders of Common Stock, 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price.

Exchange.  At any time following the Stock Acquisition Date and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock or Preferred Stock at an exchange ratio of one share of Common Stock, or one ten-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Expiration.  The Rights and the Rights Agreement will expire on the earliest of (i) 5:00 P.M. New York City time on July 27, 2012, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the date on which the Board determines that the Rights Agreement is no longer necessary for the preservation of material valuable Tax Benefits, and (v) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.

Redemption. At any time until the earlier of (A) the Distribution Date or (B) the expiration date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.  Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Anti-Dilution Provisions.  The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.

Amendments.  Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date, including, without limitation, to change the expiration date to another date, including an earlier date.  After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.

The Rights Agreement has been attached as an exhibit to this Current Report on Form 8-K.  This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 27, 2009, Solutia issued a press release announcing its financial results for the period ended June 30, 2009.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS

Item 1.01 is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Executive Compensation and Development Committee of the Board of Directors approved restricted stock awards as of July 23, 2009 pursuant to the 2007 Management Long-Term Incentive Plan to certain employees of the Company including executive officers.  The total number of shares to be allocated pursuant to the restricted stock awards is approximately 2,343,300 shares.  Included in this number are awards to the Named Executive Officers in the amounts listed below:

Named Executive Officer	Time Vesting Restricted Stock	Performance Based Vesting Restricted Stock
Jeffry N. Quinn	398,360	196,207
James M. Sullivan	98,963	48,743
James R. Voss	138,963	68,444

40% of the time vesting shares shall vest on the first and second year anniversaries of the date of grant and 20% of the time vesting shares shall vest on the third year anniversary of the date of grant.  The performance based vesting shares shall vest on February 1, 2012 upon and subject to the achievement of the following performance goals.  Fifty percent of the performance based restricted shares shall vest if the total shareholder return equals or exceeds the median of a Solutia Peer Group for the period of July 1, 2009 up to and including December 31, 2011 (the “Performance Period”).  The other fifty percent of the performance based restricted shares shall vest if the Company’s cumulative adjusted EBITDA divided by its cumulative revenue over the Performance Period is equal to or greater than the 60th percentile of the Solutia Peer Group during the Performance Period.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

    In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designations, Preferences and Rights of Series A Participating Preferred Stock, par value $0.01 per share of Solutia Inc. (the “Certificate of Designation”).  The Certificate of Designation was filed with the Secretary of the State of Delaware and became effective on July 27, 2009.  The Certificate of Designation is attached as an exhibit to this Current 8-K and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:
Exhibit Number	Description
3.1	Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock of Solutia Inc. (Incorporated herein by reference to Exhibit A of Exhibit 4.1)

4.1	Rights Agreement, dated as of July 27, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent

99.1	Press Release dated July 27, 2009

99.2	Press Release dated July 27, 2009

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

SOLUTIA INC.
(Registrant)
/s/ Paul J. Berra, III
Senior Vice President, General Counsel, and Chief Administrative Officer

DATE:  July 27, 2009

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock of Solutia Inc. (Incorporated herein by reference to Exhibit A of Exhibit 4.1)

4.1	Rights Agreement, dated as of July 27, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent

99.1	Press Release dated July 27, 2009

99.2	Press Release dated July 27, 2009